UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

1.02	Termination of a Material Definitive Agreement.

Stock Purchase Agreement

The information set forth under the caption “Settlement Term Sheet” in Item 1.03 of this Current Report on Form 8-K related to the rejection of the Stock Purchase Agreement is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On October 12, 2023 (the “Petition Date”), RevitaLid Pharmaceutical Corp, RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC (the “Debtors”), each an indirect subsidiary of RVL Pharmaceuticals plc ( “RVL PLC”), filed voluntary petitions (Case No. 23-11704 (BLS)) (the “Chapter 11 Cases”) for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). RVL PLC and its subsidiaries other than the Debtors were not included in the Chapter 11 Cases.

The Debtors have sought approval of a variety of “first day” motions containing customary relief intended to enable the Debtors to continue ordinary course operations during the Chapter 11 Cases. The Debtors continue to operate their businesses as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. RVL PLC is expected to commence a wind-down of any remaining operations of RVL PLC and its subsidiaries other than the Debtors. All of RVL PLC’s outstanding ordinary shares, $0.01 nominal value per share (the “Ordinary Shares”), are expected to be cancelled upon completion of its wind-down, anticipated to be completed during the year ended December 31, 2024, likely resulting in no recovery to any holders of Ordinary Shares.

Additional information on the Chapter 11 Cases, including copies of all documents filed in the Chapter 11 Cases, can be found at: https://restructuring.ra.kroll.com/RVL.  Interested parties who may have questions related to the Chapter 11 Cases may call the responsible claims agent at (844) 870-7074 (U.S./Canada, toll-free) or +1 (646) 651-1184 (international, toll) or email inquiries at RVLInfo@ra.kroll.com.

Prepackaged Plan of Reorganization

On the Petition Date, the Debtors also filed with the Bankruptcy Court a pre-packaged chapter 11 plan of reorganization (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”). The Plan contemplates, among other things, that funds managed by Athyrium Capital Management, L.P. (“Athyrium”) will exchange their outstanding debt into equity of a newly-created entity (“NewCo”) at emergence, which will either (1) directly hold 100% of the equity interests of RevitaLid Pharmaceutical Corp., which is currently an indirect wholly owned subsidiary of RVL PLC, or (2) indirectly hold 100% of the equity interests of RVL Pharmaceuticals, Inc., which is currently a wholly owned subsidiary of RevitaLid Pharmaceutical, Corp. and the direct parent of RVL Pharmacy, LLC. Funds managed by Athyrium will receive 97.5% of the equity in NewCo, and holders of the SPA Rejection Unsecured Claims (as defined in and pursuant to the Plan) will receive their pro rata share of the remaining 2.5% of the equity in NewCo, subject to dilution by the Management Incentive Plan (as defined in the Plan) and future investments.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Settlement Term Sheet

In connection with the Plan, on October 4, 2023, RVL Pharmaceuticals, Inc. and VOOM, LLC, Nephron Pharmaceuticals Corporation, Point Guard Partners, LLC, Tom Riednammer and Avery Family Trust (the “Sellers”) entered into a binding settlement term sheet (the “Settlement Term Sheet”), pursuant to which the parties agreed that the stock purchase agreement, dated October 24, 2017, by and among RevitaLid Pharmaceutical Corp. and the Sellers, as amended, restated, supplemented or otherwise modified (the “Stock Purchase Agreement”), will be rejected by the Debtors in the Chapter 11 Cases. In exchange, in full satisfaction and release of any and all claims arising under the Stock Purchase Agreement, the Sellers will each receive their pro rata share of 2.5% in the aggregate of non-voting equity (the “Equity Distribution”) in NewCo. The Equity Distribution will be made pursuant to the Plan. In addition, pursuant to the Settlement Term Sheet, the license agreement, dated as of August 31, 2011, as amended pursuant to that certain letter agreement dated July 21, 2020, by and between VOOM, LLC and RVL Pharmaceuticals, Inc. will be assumed or assumed and assigned by the Debtors during the Chapter 11 Cases.

The foregoing description of the Settlement Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Term Sheet, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

DIP Financing Agreement

Subject to Bankruptcy Court's entry of an interim order approving debtor-in-possession financing, the Debtors and one or more funds managed by Athyrium, as lenders (collectively, the “DIP Lenders”) have agreed to enter into a senior secured super-priority debtor-in-possession credit facility (the “DIP Facility”) in a maximum principal loan amount of $17.5 million, subject in all respects to the terms and conditions set forth in the interim order and the underlying loan agreement (the “DIP Financing Agreement”). Pursuant to the DIP Financing Agreement, the DIP Facility consists of multi-draw term loans with up to $7.5 million to be made available upon the Bankruptcy Court’s entry of an order approving the DIP Facility on an interim basis. The DIP Financing Agreement has various customary covenants, as well as covenants mandating compliance by the Debtors with a 7-week approved budget updated every two weeks and maintenance of minimum liquidity of $2.5 million. The proceeds of all or a portion of the proposed DIP Facility may be used solely in accordance with the approved budget, among other things, for post-petition general working capital for the Debtors, payment of fees and expenses in connection with the DIP Facility and payment of professional fees and other charges and expenses in connection with the Chapter 11 Cases.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreement is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2023, RVL PLC received written notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying RVL PLC that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that RVL PLC’s Ordinary Shares will be delisted from Nasdaq. RVL PLC does not intend to appeal this determination.

Trading of RVL PLC’s Ordinary Shares will be suspended at the opening of business on October 23, 2023, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove RVL PLC’s Ordinary Shares from listing and registration on Nasdaq.

Cautionary Statement Regarding Trading in RVL PLC’s Ordinary Shares

RVL PLC cautions that trading in RVL PLC’s Ordinary Shares during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. RVL PLC’s Ordinary Shares are expected to be cancelled upon completion of its winddown, anticipated to be completed during the year ended December 31, 2024, likely resulting in no recovery to any holders of Ordinary Shares. Accordingly, RVL PLC urges extreme caution with respect to existing and future investments in its Ordinary Shares.

Forward-Looking Statements

This document may contain certain “forward-looking statements”. Any statements contained herein that are not statements of historical fact, including statements regarding the implementation of the Plan and the winding down of RVL PLC and certain subsidiaries are forward-looking. RVL PLC often uses words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These forward-looking statements include all matters that are not historical facts. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), uncertainty related to the Chapter 11 Cases and RVL PLC’s winddown process. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. RVL PLC is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Term Sheet, dated as of October 4, 2023, between RVL Pharmaceuticals, Inc. and the Sellers.
99.1	Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code.
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: October 13, 2023	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer